UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2003

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11101 Roosevelt Boulevard St. Petersburg, Florida 33716	and	Masters House 107 Hammersmith Road London, England W14 0QH
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(727) 622-2100 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Item 4.	Changes in Registrant’s Certifying Accountant.

As previously reported, on October 10, 2003, Danka Business Systems PLC (the “Company”) dismissed KPMG Audit Plc (“KPMG”) as its independent accountant and retained Ernst & Young LLP (“Ernst & Young”) as its independent accountant for the fiscal year ending March 31, 2004. The decision to dismiss KPMG and retain Ernst & Young was approved by the Audit Committee of the Board of Directors of the Company. KPMG provided services as the Company’s independent accountant in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. As of November 14, 2003, KPMG will no longer provide services as the Company’s independent accountant. A representative of KPMG will be present at our 2003 Annual General Meeting.

The reports of KPMG on the financial statements of the Company for each of the fiscal years ended March 31, 2003 and March 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal years ended March 31, 2003 and March 31, 2002 and through the date of this report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreement in its reports on the financial statements for such fiscal years. Nor, except to the extent discussed below, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended March 31, 2003 and March 31, 2002 and through the date of this report. The Audit Committee has authorized KPMG to respond fully to inquiries of Ernst & Young.

As a result of observations during its audits of the 2003 and 2002 financial statements, KPMG noted certain matters involving internal control and its operation that they considered to be a “reportable condition” under standards established by the American Institute of Certified Public Accountants. We acknowledged this condition, which was reported to our Audit Committee and reported in our Form 10-K for the year ended March 31, 2003. Such condition related to deficiencies in the design and operation of internal controls as they relate to the accuracy of U.S. billing and collection functions. The Company is addressing these deficiencies through the implementation of the Vision 21/Oracle system re-engineering process.

During the last two fiscal years and any subsequent interim period prior to engaging Ernst & Young, the Company has not consulted with Ernst & Young with regard to (i) any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion Ernst & Young might render on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG a copy of this report and requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of such letter, dated November 20, 2003, is filed as Exhibit 16 to this report.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

16	Letter dated November 20, 2003 from KPMG Audit PLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danka Business Systems PLC

	By:	/s/ F. Mark Wolfinger

F. Mark Wolfinger
Dated: November 21, 2003		Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16	Letter dated November 20, 2003 from KPMG Audit Plc